UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 1, 2016 (July 26, 2016)

Kadmon Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37841	27-3576929
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 East 29th Street

New York, NY 10016

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:   (212) 308-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On July 26, 2016, Kadmon Holdings, LLC, a Delaware limited liability company, consummated a statutory conversion (referred to herein as the “Corporate Conversion”) pursuant to which, among other things, Kadmon Holdings, LLC converted from a limited liability company to a Delaware corporation and changed its name to Kadmon Holdings, Inc. All references to the term “Company” herein refer to Kadmon Holdings, LLC for all periods prior to the consummation of the Corporate Conversion and refer to Kadmon Holdings, Inc. for all periods subsequent to the consummation of the Corporate Conversion. By virtue of the Corporate Conversion, Kadmon Holdings, Inc. has succeeded to all of the assets, liabilities, contractual rights and contractual obligations of Kadmon Holdings, LLC.

Item 1.01                                           Entry Into a Material Definitive Agreement.

Underwriting Agreement

On July 26, 2016, the Company entered into an underwriting agreement with Citigroup Global Markets Inc. and Jefferies LLC, as representatives of the several underwriters, providing for the initial public offering of 6,250,000 shares of the Company’s common stock, par value $0.001 per share, at a price of $12.00 per share. Pursuant to the underwriting agreement, the Company has granted the underwriters an over-allotment option, exercisable for a period of 30 days, to purchase up to an additional 937,500 shares of Common Stock at a price of $12.00 per share.

Registration Rights Agreement

On August 1, 2016, the Company entered into a registration rights agreement by and between Kadmon Holdings, Inc. and the lenders under the Third Amended and Restated Convertible Credit Agreement, dated as of August 28, 2015, pursuant to the terms of the Exchange Agreement, dated as of June 8, 2016, by and among the Company, Kadmon Pharmaceuticals, LLC and the lenders under the Third Amended and Restated Convertible Credit Agreement.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Corporate Conversion, the officers of Kadmon Holdings, LLC immediately prior to the consummation of the Corporate Conversion were elected to the identical positions as officers of Kadmon Holdings, Inc. and the members of the board of managers of Kadmon Holdings, LLC immediately prior to the consummation of the Corporate Conversion were elected to the board of directors of Kadmon Holdings, Inc. to serve until the first annual meeting of the Corporation’s stockholders or until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 26, 2016, in connection with the Corporate Conversion, the Company filed a certificate of incorporation, which was previously approved by the Kadmon Holdings, LLC’s board of managers and majority member to be effective upon completion of the Corporate Conversion, with the Secretary of State of the State of Delaware.

On July 26, 2016, Kadmon Holdings, Inc. filed a certificate of designations to its certificate of incorporation with the Secretary of State of the State of Delaware setting forth the terms of its 5% convertible preferred stock.

On July 26, 2016, in connection with the Corporate Conversion, bylaws of the Company, which were previously approved by the Kadmon Holdings, LLC’s board of managers and majority member to be effective upon completion of the Corporate Conversion, became effective.

No amendments have been made to any of the above-mentioned documents.

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description
1.1	Form of Underwriting Agreement (incorporated by reference to Amendment No. 2 to Kadmon Holdings, Inc.’s Registration Statement on Form S-1, filed July 14, 2016).

3.1	Certificate of Incorporation of Kadmon Holdings, Inc.

3.2	Bylaws of Kadmon Holdings, Inc.

3.3	Certificate of Designations of Kadmon Holdings, Inc. creating the 5% Convertible Preferred Stock

10.1	Registration Rights Agreement by and between Kadmon Holdings, Inc. and the lenders under the Third Amended and Restated Convertible Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KADMON HOLDINGS, INC.

Date: August 1, 2016	By:	/s/ Harlan W. Waksal
	Name:	Harlan W. Waksal
	Title:	President and Chief Executive Officer